                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT, made and entered into effective as of the first day of January 2001 (the "EFFECTIVE DATE"), by and between Synagro Technologies, Inc., a Delaware corporation (hereafter "COMPANY") and Randall S. Tuttle (hereafter "EXECUTIVE"), an individual;

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Company wishes to secure the services of the Executive subject to the terms and conditions hereafter set forth;

      WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions hereafter set forth;


      WHEREAS, GTCR Capital Partners, L.P., a Delaware limited partnership ("Capital Partners"), the Company and certain subsidiaries of the Company have entered into a Senior Subordinated Loan Agreement dated January 27, 2000 (the "Loan Agreement") pursuant to which, among other things, Capital Partners made a loan to the Company on the date indicated and may make additional loans hereafter from time to time in accordance with the terms thereof;

      WHEREAS, GTCR FUND VII, L.P., a Delaware limited partnership ("Fund VII" and together with Capital Partners, "GTCR") and the Company entered into a Purchase Agreement on the date indicated (the "Purchase Agreement") pursuant to which, among other things, Fund VII purchased the Company's convertible preferred stock on the date indicated and may make additional purchases of convertible preferred stock from time to time hereafter in accordance with the terms thereof;

      WHEREAS, the Company values Executive's contribution to Synagro's business plan;

      WHEREAS, Executive is currently employed under the Employment and Confidentiality Agreement between Synagro of North Carolina - AMSCO, Inc. and Executive dated April 30, 1999 (the "Prior Employment Contract");

      WHEREAS, Executive and Company desire to replace the prior Employment Contract, in its entirety, with this Agreement;

      WHEREAS, GTCR, the Company and the Executive desire that any change of control resulting from and the carrying out of the Loan Agreement and the Purchase Agreement terms and the ownership and control granted to GTCR and its affiliates thereunder shall not constitute a


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"change of control" for purposes of (1) any and all stock options for the purchase of the Company's stock held by Executive and (2) for purposes of Executive's Prior Employment Contract, this Agreement and any other agreement to which the Executive is party which makes reference to a change of control of the Company or its subsidiaries.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

      1. EMPLOYMENT. During the Employment Period (as defined in Section 4 hereof), the Company shall employ Executive, and Executive shall serve, as President and Chief Operating Officer of the Operations Division of the Company. Executive's principal place of employment shall be at the Company's principal corporate offices in Houston, Texas during the Employment Period.

      2. COMPENSATION. The Company shall pay or cause to be paid to Executive during the Employment Period an annual base salary for his services under this Agreement of not less than $175,000, payable in equal semi-monthly installments in accordance with the Company's normal payroll procedures. Executive's base salary shall be subject to annual review and may be increased, depending upon the performance of the Company and Executive, upon the recommendation of the Chairman or the Board of Directors of the Company (hereafter "BOARD OF DIRECTORS"). Executive shall be entitled to participate in the bonus "pool" or other structure established for the Company's top level of management which currently provides for a bonus up to fifty-percent of base salary if the goals set by the Board of Directors are satisfied. Nothing contained herein shall preclude the payment of a bonus, supplemental or incentive compensation to Executive provided that the Board of Directors authorizes any such compensation payment. As additional compensation to Executive for the services previously rendered by him, the services to be rendered by him pursuant to, and Executive's other duties and obligations arising under this Agreement, including, without limitation, his obligations under Sections 12 and 14 hereof, the Company has granted to Executive options to purchase 320,000 shares of common stock of the Company, par value $.002 per share, at a strike price equal to $2.50.

      3. DUTIES AND RESPONSIBILITIES OF EXECUTIVE. During the Employment Period, Executive shall devote his services full time to the business of the Company and perform the duties and responsibilities assigned to him by the Chief Executive Officer, Ross M. Patten, or the Board of Directors to the best of his ability and with reasonable diligence. In determining Executive's duties and responsibilities, Ross M. Patten and the Board of Directors shall act in good faith and shall not assign duties and responsibilities to Executive that are not appropriate or customary with respect to the position of Executive hereunder. This Section 3 shall not be construed as preventing Executive from engaging in reasonable volunteer services for charitable, educational or civic organizations, or from investing his assets in such form or manner as will not require a material amount of his services in the operations of the companies or businesses in which such investments are made.


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      4.    TERM OF EMPLOYMENT. Executive's term of employment with the Company under this Agreement shall be for 24 consecutive months beginning on the Effective Date and continuing thereafter so that the remaining term of employment hereunder is always 24 months, unless Notice of Termination pursuant to Section 7 is given by either the Company or Executive to the other party. The Company and Executive shall each have the right to give Notice of Termination at will, with or without cause, at any time, subject to the terms of this Agreement regarding rights and duties of the parties upon termination of employment. This "evergreen" 24-month employment period hereunder shall be referred to herein as the "TERM OF EMPLOYMENT." The period from the Effective Date through the date of Executive's termination of employment for whatever reason shall be referred to herein as the "EMPLOYMENT PERIOD."

      5. BENEFITS. Subject to the terms and conditions of this Agreement, during the Employment Period, Executive shall be entitled to the following:

            (a) REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel, entertainment and other reasonable expenses paid or incurred by Executive in performing his business obligations hereunder. The Company shall also provide Executive with suitable office space and secretarial help. Executive shall provide substantiating documentation for expense reimbursement requests as reasonably required by the Company for its tax and other business records.

            In addition to standard business expenses, Company also agrees to reimburse Executive for his annual dues and other ordinary expenses associated with his membership and participation in YPO. It is anticipated that the expenses attributable to YPO will not exceed $15,000.00 annually.

            Executive is also authorized to seek reimbursement for charges attributable to the business use of his personal aircraft up to a maximum of $150.00 per hour of business use. This authorization is subject to the restrictions, if any, that may be placed upon the use of personal aircraft for Company business by a Company insurance policy.

            (b) EXPENSE ALLOWANCES. Executive shall be entitled to: (i) a car allowance of $500 per month, or reimbursement of miles driven in accordance with Company policy, whichever is greater, and (ii) as of January 1, 2001 Executive's salary has been increased to provide 100% paid premiums for family medical and dental insurance coverage under the Company's plans and Executive is allowed to choose among all options for medical and dental insurance provided to other Company employees in the same area.


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            (c)   OTHER BENEFITS. Executive shall be entitled to participate in any pension, profit-sharing, stock option, deferred compensation, or similar plan or program of the Company established by the Company, to the extent that he is eligible under the provisions thereof. Executive shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or similar plan or program established by the Company, to the extent that he is eligible under the provisions thereof.

            (d)   PAID VACATION. Executive shall initially be entitled to three
      (3) weeks of paid vacation during each calendar 12-month period of employment with the Company (which shall accrue monthly on a pro rata basis). Executive shall thereafter be entitled to the number of days of paid vacation each year that is accorded under the Company's vacation policy as in effect from time to time or three (3) weeks, whichever is greater. Unused vacation days up to a maximum of five (5) days in one year shall be carried forward for a period not to exceed 12 months in accordance with Company's vacation policy as in effect from time to time.

      6. RIGHTS AND PAYMENTS UPON TERMINATION. The Executive's right to compensation and benefits for periods after the date on which his employment with the Company terminates for whatever reason (the "TERMINATION DATE") shall be determined in accordance with this Section 6,

            (a) MINIMUM PAYMENTS. Executive shall be entitled to the following payments, in addition to any payments or benefits to which the Executive is entitled under the terms of any employee benefit plan or the following provisions of this Section 6:

                  (1) his unpaid salary for the full month in which his Termination Date occurred; provided, however, if Executive is terminated for Cause pursuant to Section 6(b) below, he shall only be entitled to receive his accrued but unpaid salary through his Termination Date; and

                  (2) his accrued but unpaid vacation pay for the period ending on his Termination Date in accordance with the Company's vacation pay policy as in effect at such time.

            (b) SEVERANCE PAYMENT. Notwithstanding any other provision of this Agreement to the contrary, in the event that: (i) Executive's employment hereunder is terminated by the Company at any time for any reason except
      (A) for Cause (as defined below) or (B) Executive's death or Disability (as defined below) or (ii) Executive terminates his own employment hereunder at any time for Good Reason (as defined below), then, in either such event, Executive shall be entitled to receive, and the Company shall be obligated to pay, a lump sum cash payment equal to one hundred percent (100%) the present value of Executive's annual salary pursuant to Section 2 or the annual salary then being paid to him, whichever is greater. For purposes of the immediately preceding sentence, the "present


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
      value" of such annual salary shall be determined in accordance with the regulations under Section 280G of the Code (as defined below). Also, except as otherwise specifically provided in this Section 6(b), such severance payment shall be in addition to, and shall not reduce or offset, any other payments that are due to Executive from the Company or any other source or under any other agreements, except any severance pay plan or program maintained by the Company that covers employees generally. The provisions of this Section 6(b) shall supersede any conflicting provisions of this Agreement but shall not be construed to curtail, offset or limit Executive's rights to any other payments, whether contingent upon a Change in Control (as defined below) or otherwise, under the Agreement or any other agreement, contract, plan or other source of payment except as specifically provided herein. In addition, in the event of a Change in Control, Executive shall be entitled to receive the bonus payment described in Section 9 hereof, if applicable.

            Notwithstanding any provision of this Section 6(b) to the contrary, the Executive must first execute an appropriate release and waiver agreement whereby Executive agrees to release and waive, in return for the severance payment described in this Section 6(b), any claims that he may have against the Company for (1) unlawful discrimination (including, without limitation, age discrimination) and (2) severance pay under any other severance pay plan or program maintained by the Company that covers Executive; provided, however, such agreement shall not release or waive any claims that may be brought by Executive for payments that may be due under this Agreement, without Executive's express written consent. Any severance payment required under this Section 6(b) shall be paid to Executive within twenty (20) days after Executive executes such release and waiver agreement, unless the parties agree in writing before then to another payment date or method of payment, e.g., installment payments. Executive shall not be required to mitigate any damages under this Section 6(b) or any other provision of this Agreement.

            A `Change of Control' of the Company shall be deemed to have occurred if any of the following shall have taken place: (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities and Exchange Act of 1934 (the "Exchange Act"), but excluding (i) the executive managers of the Company as of January 1, 2001, and (ii) GTCR Capital Partners, L.P., GTCR Fund VII, L.P. and their respective Affiliates) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the outstanding voting stock of the Company equal to the greater of (x) 25% of the then outstanding shares of voting stock of the Company and (y) the proportion of the then outstanding shares of voting stock of the Company held by GTCR Fund VII, L.P. and its Affiliates; or (b) during any 12-month period, individuals who at the beginning of such period constituted the Board (together with any directors designated by the holders of the Convertible Preferred Stock or the Lender and new directors whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least majority of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a


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      majority of the Board. For purposes of this provision, "Person",
      "Affiliates", "Board", "Convertible Preferred Stock" and "Lender" shall have the meanings ascribed to such terms in the Loan Agreement."

            "DISABILITY" means a "permanent and total disability" as defined in
      Section 22(e)(3) of the Code and the Treasury regulations thereunder. Evidence of such Disability shall be certified by a physician acceptable to both the Company and Executive. In the event that the parties are not able to agree on the choice of a physician, each shall select a physician who, in turn, shall select a third physician to render such certification. All costs relating to the determination of whether Executive has incurred a Disability shall be paid by the Company.

            "CODE" means the Internal Revenue Code of 1986, as amended. References in this Agreement to any Section of the Code shall include any "Successor Provisions" as defined in Section 9(e).

            "CAUSE" means a termination of employment directly resulting from:
      (1) the Executive having engaged in intentional misconduct that caused or would have caused, if the Company did not intervene, a serious violation by the Company of any state or federal laws, (2) the Executive having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon the Company, (3) an intentional act of personal dishonesty taken by the Executive that was intended to result in personal enrichment of the Executive at the expense of the Company, (4) repeated violations by the Executive of Executive's primary or regular obligations under this Agreement or under written policies of the Company which are demonstrably willful on the Executive's part, and for which Executive has received more than two written warnings that specify each area of Executive's violations, (5) Executive's use of illegal drugs as evidenced by a drug test authorized by Company, (6) Executive's final conviction (or the entry of a plea of nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony or other crime involving dishonesty, and (7) a breach by the Executive during the Employment Period of the provisions of Sections 11, 12, 13 or 14 below, if such breach results in a material injury to the Company.

            "GOOD REASON" means the occurrence of any of the following events without Executive's express written consent:

                  (1)   A  ten   percent   (10%)   or   greater   reduction   in
            Executive's annual base salary; or

                  (2) Any breach by the Company or its successors of any material provision of this Agreement; or


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                  (3)   A substantial and adverse change in the Executive's
            duties, control, authority, status or position, or the assignment to the Executive of any duties or responsibilities which are materially inconsistent with such status or position, or a material reduction in the duties and responsibilities previously exercised by the Executive, or a loss of title, loss of office, loss of significant authority, power or control, or any removal of Executive from, or any failure to reappoint or reelect him to, such positions, except in connection with the termination of his employment for Cause, Disability or death; or

                  (4) Following a Change in Control (as defined in Section 6(b)) any of the following events:

                        (A) the failure by the Company or its successor to expressly assume and agree to continue and perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such Change in Control had not occurred;

                        (B) a relocation of more than twenty-five (25) miles of Executive's principal office from the location of such office immediately prior to the Change in Control date;

                        (C) a substantial increase in the business travel required of Executive by the Company or its successor; or

                        (D) the Company or its successor fails to continue in effect any pension plan, health-and-accident plan, or disability income plan in which Executive was participating at the time of the Change in Control (or plans providing Executive with substantially equal and similar benefits), or the taking of any action by the Company or its successor which would adversely affect Executive's participation in or materially reduce his benefits under any such plan that was enjoyed by him immediately prior to the Change in Control.

            (c) STOCK OPTIONS. In the event of a Change in Control, Executive's resignation for Good Reason or Executive's termination without Cause, all unvested stock options previously granted to Executive shall immediately vest and be exercisable as set forth below. In the event that there is a termination of Executive's employment hereunder for any reason, Executive shall be entitled to exercise any and all stock options that were previously granted to him by the Company, and are outstanding, vested and unexercised as of his Termination Date, during the exercise period ending on the greater of (i) two (2) years from his


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      Termination Date or (ii) the expiration date of the stock option as specified in the stock option plan or stock option agreement, as applicable, notwithstanding any provision in such plan or agreement that provides for a more limited time period to exercise stock options following termination of employment; provided however, if said stock option plan or stock option agreement provides therein for a longer period of time to exercise such outstanding, vested and unexercised stock options following his Termination Date, then such stock option plan or agreement shall control and the remaining provisions of this Section 6(c) shall be inapplicable and without further force or effect. In the event that there is a termination of Executive's employment hereunder for Cause or Executive voluntarily resigns without Good Reason within one year from the date of this Agreement, Executive shall forfeit any and all stock options that were previously granted to him by the Company, and are unvested and unexercised as of his Termination Date.

            During the extension period specified in the previous paragraph, if applicable, the Executive shall be considered an employee of the Company who shall make himself available to provide consulting services to the Company in consideration for such extension of the option exercise period and any post-termination payments provided to Executive under Section 6(a) or (b) of this Agreement. In this regard, Executive agrees to be classified as an employee of the Company solely for the limited purpose of making himself available to provide consulting services on an as-needed basis; provided, however, Executive hereby specifically waives any right, entitlement, claim or demand to (i) any additional compensation for such consulting services and (ii) coverage or benefits under any of the Company's employee benefit plans or programs, or other perquisites, terms and conditions of employment, except as expressly specified in other provisions of this Agreement. Except as expressly provided in this Section 6(c), the provision of consulting services by Executive shall not expand his rights or duties under this Agreement. Executive hereby agrees to provide, upon request of the Company, consulting services to the Company on the following terms and conditions:

            (1) Executive will make himself available, on an as-needed basis, to provide consulting services to the Company for up to three
                  (3) days per month during the period beginning on the day after his Termination Date and ending on the last day of the extension period for exercising stock options as provided in the first paragraph of Section 6(c) above, subject to the following conditions:

                  (A) At least five (5) days written advance notice to Executive is provided by the Company;

                  (B)   There  is  no  concurrent  illness  of  Executive,   his
                        spouse, or children;

                  (C) There is no prior commitment of Executive including, without limitation, vacation or attention to personal affairs; and


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                  (D)   No travel is required of Executive in excess of 200
                        miles round-trip.

                  Executive, in any particular instance, may waive any or all of the conditions set forth in clauses (A), (B), (C) or (D) above in his complete discretion. Any such waiver shall not be a continuing waiver and shall not release Executive of any of his rights hereunder.

            (2) Executive agrees to provide such information, services, advice and recollection of events as may from time to time be reasonably requested by, or on behalf of, the Company regarding corporate, regulatory or business matters of which Executive may have knowledge, information or understanding, including testifying truthfully in any litigation or other proceedings involving the Employer, provided that (i) Executive first determines that his interests are not adverse, or potentially adverse, to those of the Company, and (ii) the Company has indemnified Executive to his satisfaction including, without limitation, for reasonable attorney's fees and costs. The parties hereto agree that it is the quality, and not the quantity, of the consulting services to be provided by Executive that is important to the Company.

            (3) The Company will reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in the course of his performance of consulting services, including, without limitation, supplies, mileage and travel expenses. Executive agrees not to incur any expense, obligation, or liability on behalf of the Company without its prior written consent.

            (4) The provision of consulting services by Executive for the Company is non-exclusive and shall not, in any way, limit the rights of Executive to seek and maintain other employment or to perform compensatory services on behalf of any other person or entity.

            (5) The consulting services contemplated under this Section 6(c) shall not be considered part of Executive's Employment Period pursuant to Section 4, nor affect his Termination Date.

      7. NOTICE OF TERMINATION. Any termination by the Company or the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, the term "NOTICE OF TERMINATION" means a written notice which indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and


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circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

      8. NO MITIGATION REQUIRED. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or in any other manner.

      9.    CHANGE IN CONTROL: REQUIREMENT OF BONUS PAYMENT IN CERTAIN
CIRCUMSTANCES.

            (a) In the event that Executive is deemed to have received an "excess parachute payment" (as such term is defined in Section 280G(b) of the Code) which is subject to the excise taxes (the "EXCISE TAXES") imposed by Section 4999 of the Code in respect of any payment pursuant to this Agreement, or any other agreement, plan, instrument or obligation, in whatever form, the Company shall make the Bonus Payment (defined below) to Executive promptly after the date on which Executive received or is deemed to have received any excess parachute payment notwithstanding any contrary provision herein.

            (b) The term "BONUS PAYMENT" means a cash payment in an amount equal to the sum of (i) all Excise Taxes payable by Executive, plus (ii) all additional Excise Taxes and federal or state income taxes to the extent such taxes are imposed in respect of the Bonus Payment, such that Executive shall be in the same after-tax position and shall have received the same benefits that he would have received if the Excise Taxes had not been imposed. For purposes of calculating any income taxes attributable to the Bonus Payment, Executive shall be deemed for all purposes to be paying income taxes at the highest marginal federal income tax rate, taking into account any applicable surtaxes and other generally applicable taxes which have the effect of increasing the marginal federal income tax rate and, if applicable, at the highest marginal state income tax rate, to which the Bonus Payment and Executive are subject. An example of the calculation of the Bonus Payment is set forth below: Assume that the Excise Tax rate is 20%, the highest federal marginal income tax rate is 40% and Executive is not subject to state income taxes. Further assume that Executive has received an excess parachute payment in the amount of $200,000, on which $40,000 in Excise Taxes are payable. The amount of the required Bonus Payment is thus $100,000. The Bonus Payment of $100,000, less additional Excise Taxes on the Bonus Payment of $20,000 (i.e., 20% x $100,000) and income taxes of $40,000 (i.e., 40% x $100,000), yields $40,000, the amount of the Excise Taxes payable in respect of the original excess parachute payment.

            (c) Executive agrees to reasonably cooperate with the Company to minimize the amount of the excess parachute payments, including, without limitation, assisting the Company in establishing that some or all of the payments received by Executive that are "contingent on a change", as described in Section 280G(b)(2)(A)(i) of the Code, are reasonable compensation for personal services actually rendered by Executive before the date


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                                 Page 10 of 23
      of such change or to be rendered by Executive on or after the date of such change. In the event that the Company is able to establish that the amount of the excess parachute payments is less than originally anticipated by Executive, Executive shall refund to the Company any excess Bonus Payment to the extent not required to pay Excise Taxes or income taxes (including those incurred in respect of receipt of the Bonus Payment). Notwithstanding the foregoing, Executive shall not be required to take any action which his attorney or tax advisor advises him in writing (i) is improper or (ii) exposes Executive to material personal liability. Executive may require the Company to deliver to Executive an indemnification agreement in form and substance satisfactory to Executive as a condition to taking any action required by this subsection (c).

            (d) The Company shall make any payment required to be made under this Section 9 in cash and on demand. Any payment required to be paid by the Company under this Section 9 which is not paid within 30 days of receipt by the Company of Executive's written demand therefor shall thereafter be deemed delinquent, and the Company shall pay to Executive immediately upon demand interest at the highest nonusurious rate per annum allowed by applicable law from the date such payment becomes delinquent to the date of payment of such delinquent sum with interest.

            (e) In the event that there is any change to the Code which results in the recodification of Section 280G or Section 4999 of the Code, or in the event that either such section of the Code is amended, replaced or supplemented by other provisions of the Code of similar import ("SUCCESSOR PROVISIONS"), then this Agreement shall be applied and enforced with respect to such new Code provisions in a manner consistent with the intent of the parties as expressed herein, which is to assure that Employee is in the same after-tax position and has received the same benefits that he would have been in and received if any taxes imposed by
      Section 4999 or any Successor Provisions had not been imposed.

      10. POST-TERMINATION MEDICAL COVERAGE. If the employment of Executive is terminated for any reason except for Cause (as defined in Section 6(b)), death or voluntary resignation without Good Reason, then the Company shall provide post-employment medical coverage in accordance with the terms and conditions of this Section 10. The Company shall continue to cover Executive and his spouse (hereinafter referred to as "SPOUSE") and his eligible dependent children, if any, from the Termination Date until two (2) years following the Termination Date, under the group health care plan maintained by the Company to provide major medical insurance coverage for employees and their dependents (such group medical plan or its successor shall be hereinafter referred to as the "HEALTH CARE PLAN").

      Executive, on behalf of himself and his Spouse and other dependents, if any, shall be required to pay premiums for their coverage under the Health Care Plan at the rates, if any, charged by the Company to active employees who are senior officers of the Company at the time the premium is charged. Any post-employment coverage under the Health Care Plan provided under


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                                 Page 11 of 23
this Section 10 shall run concurrently with COBRA continuation coverage under the Health Care Plan and, therefore, Executive and the other qualifying beneficiaries shall elect any COBRA continuation coverage offered to them under the Health Care Plan following the Termination Date. The Company shall not be responsible for the payment of any income or other taxes which may be imposed on Executive, or on his Spouse or dependents, as the result of receiving coverage under the Health Care Plan pursuant to this Section 10.

      Executive, on behalf of himself and his Spouse and dependents, hereby agrees and consents to acquire and maintain any coverage that any of them are entitled to at any time during the two year period (as specified above in this Section 10) under the Medicare program or any similar or succeeding plan or program that is sponsored or maintained by the United States Government or any agency thereof (hereinafter referred to as "MEDICARE"). The coverage described in the immediately preceding sentence includes, without limitation, parts A and B of Medicare and any additional or successor parts of Medicare. Executive, on behalf of himself and his Spouse, further agrees and consents to pay all required premiums and other costs for Medicare coverage from their personal funds. Medicare coverage shall be primary payor to the coverage provided under the Health Care Plan to the extent permitted by applicable federal law.

      11. CONFLICTS OF INTEREST. In keeping with his fiduciary duties to Company, Executive hereby agrees that he shall not become involved in a conflict of interest, or upon discovery thereof, allow such a conflict to continue at any time during the Employment Period. Moreover, Executive agrees that he shall immediately disclose to the Board of Directors any facts that might involve a conflict of interest that has not been approved by the Board of Directors.

      Executive and Company recognize and acknowledge that it is not possible to provide an exhaustive list of actions or interests that may constitute a "conflict of interest." Moreover, Company and Executive recognize there are many borderline situations. In some instances, full disclosure of facts by the Executive to the Board of Directors may be all that is necessary to enable Company to protect its interests. In others, if no improper motivation appears to exist and Company's interests have not demonstrably suffered, prompt elimination of the outside interest may suffice. In other egregious instances, it may be necessary for Company to terminate Executive's employment for Cause pursuant to Section 6(b) hereof. The Board of Directors reserves the right to take such action as, in its good faith judgment, will resolve the conflict of interest.

      Executive hereby agrees that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might adversely affect the Company or any of its affiliated entities, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Executive would or might arise, and which should be reported immediately to the Board of Directors, include, but are not limited to, any of the following:


                                                             Initials:________

                                                             Initials:________

            (a) Ownership of more than a de minimis interest in any lender, supplier, contractor, customer or other entity with which Company or any of its affiliated entities does business;

            (b) Misuse of information, property or facilities to which Executive has access in a manner which is demonstrably injurious to the interests of Company or any of its affiliated entities, including its business, reputation or goodwill; or

            (c) Materially trading in products or services connected with products or services designed or marketed by or for the Company or any of its affiliated entities.

      For purposes of this Agreement, "AFFILIATED ENTITY" means any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, the Company.

      12.   CONFIDENTIAL INFORMATION.

            (a) CONFIDENTIAL INFORMATION DEFINED. Executive hereby acknowledges that in his senior management position, he will create, acquire and have access to confidential information and trade secrets pertaining to the business of Company (hereafter "Confidential Information" as defined below). Executive hereby acknowledges that such Confidential Information is unique and valuable to Company's business and that Company would suffer irreparable injury if Confidential Information was divulged to the public or to persons or entities in competition with Company. Therefore, Executive hereby covenants and agrees to keep in strict secrecy and confidence, both during and after the Employment Period, any Confidential Information. Executive specifically agrees that he will not at any time disclose to others, use, copy or permit to be copied, except in pursuance of his duties on behalf of Company or with the prior consent of Company, Confidential Information relating to the Company or any of its affiliated entities. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean and include, without limitation, information related to the business affairs, property, methods of operation, future plans, financial information, customer or client information, or other data which relates to the business or operations of Company or any of its affiliated entities, and all other information obtained by Executive from and during the Employment Period which concerns the affairs of Company or any of its affiliated entities and which Company has requested be held in confidence or could reasonably be expected to desire be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Company or any of its affiliated entities, or its and their directors, officers, employees or shareholders. Confidential Information, however, shall not include information that is at the time of receipt by Executive in the public domain or is otherwise generally known in the industry or subsequently enters the public domain or becomes generally known in the industry through no fault of Executive or breach of his duty under this Section 12.


                                                             Initials:________

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                                 Page 13 of 23

            (b) REQUIRED DISCLOSURE. In the event that Executive is required by law which cannot be waived to disclose any Confidential Information, Executive agrees that he will provide prompt notice of such potential disclosure to Company so that an appropriate protective order may be sought and/or a waiver of compliance with the provisions of this Agreement may be granted. In the event that (i) such protection or other remedy is not obtained or (ii) Company waives in writing the compliance by Executive with this provision, Executive agrees that he may furnish only that portion of the Confidential Information which Executive is advised by written opinion of counsel is legally required to be disclosed, and Executive shall exercise his best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

            (c) DELIVERY OF DOCUMENTS. Executive further agrees to deliver to Company at the termination of his employment, all correspondence, memoranda, notes, records, drawings, plans, customer lists or other documents, and all copies thereof made, composed or received by Executive, solely or jointly with others, and which are in Executive's possession, custody or control at such date and which relate in any manner to the past, present or anticipated business of Company or any of its affiliated entities.

            (d) REMEDIES. In the event of a breach or threatened breach of any of the provisions of this Section 12, Company shall be entitled to an injunction ordering the return of all such documents, and any and all copies thereof, and restraining Executive from using or disclosing, for his benefit or the benefit of others, in whole or in part, any Confidential Information, including, but not limited to, the Confidential Information which such documents contain, constitute or embody. Executive further agrees that any breach or threatened breach of any of the provisions of this Section 12 would cause irreparable injury to Company, for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

      13. PROPERTY RIGHTS. In keeping with his fiduciary duties to Company, Executive hereby covenants and agrees that during his Employment Period, and for a period of one (1) year following his Termination Date,Executive shall promptly disclose in writing to Company any and all information, ideas, concepts, improvements, discoveries, inventions and other intellectual properties, whether patentable or not, and whether or not reduced to practice, which are conceived, developed, made or acquired by Executive, either individually or jointly with others, and which relate to the business, products or services of Company or any of its affiliated entities. In consideration for his employment hereunder, Executive hereby specifically sells, assigns and transfers to Company all of his worldwide right, title and interest in and to all such information, ideas, concepts, improvements, discoveries, inventions and other intellectual properties.


                                                             Initials:________

                                                             Initials:________

      If during the Employment Period, Executive creates any original work of authorship or other property fixed in any tangible medium of expression which
(a) is the subject matter of copyright (including computer programs) and (b) relates to Company's present or planned business, products, or services, whether such property is created solely by Executive or jointly with others, such property shall be deemed a work for hire, with the copyright automatically vesting in Company. To the extent that any such writing or other property is determined not to be a work for hire for whatever reason, Executive hereby consents and agrees to the unconditional waiver of "moral rights" in such writing or other property, and to assign to Company all of his right, title and interest, including copyright, in such writing or other property.

      Executive hereby agrees to (a) assist Company or its nominee at all times in the protection of any and all property subject to this Section 13, (b) not to disclose any such property to others without the written consent of Company or its nominee, except as required by his employment hereunder, and (c) at the request of Company, to execute such assignments, certificates or other interests as Company or its nominee may from time to time deem desirable to evidence, establish, maintain, perfect, protect or enforce its rights, title or interests in or to any such property.

      14. AGREEMENT NOT TO COMPETE. Executive hereby recognizes and acknowledges that: (a) in his executive capacity with Company he will be given knowledge of, and access to, the Confidential Information (as described in Section 12); (b) in the event that Executive was to enter into competition with Company, Executive's knowledge of such Confidential Information would be of invaluable benefit to a competitor of Company, and could cause irreparable harm to Company's business interests; and (c) Executive's consent and agreement to enter into the noncompetition provisions and covenants set forth herein is an integral condition of this Agreement, without which Company would not have agreed to provide Confidential Information to Executive, nor to his compensation, benefits, and other terms of this Agreement. Accordingly, in consideration for his employment, compensation, benefits, access to and entrustment of Confidential Information, the goodwill, training and experience provided to Executive during his Employment Period, Executive hereby covenants, consents and agrees (regardless of whether or not there has been a Change of Control) that during the Employment Period, and for a period two (2) years after his employment is terminated for any reason, Executive shall not, directly or indirectly, acting alone or in conjunction with others, for his own account or for the account of others, including, without limitation, as an officer, director, stockholder, owner, partner, member, manager, joint venturer, employee, promoter, consultant, agent, lender, guarantor, representative, or otherwise:

            (a) Solicit, canvass, or accept any fees or business from any customer of Company for himself or any other person or entity engaged in a "Similar Business to Company" (as defined below);

            (b) Engage or participate in any Similar Business to Company within any states of the United States in which the Company transacts business on Executive's termination of


                                                             Initials:________

                                                             Initials:________
      employment date, or in which, as of such termination date, the Company has made any plans or proposals to transact business within one year from such termination date (referred to herein as the "RESTRICTED AREA");

            (c) Request or advise any service provider, supplier, or customer to reduce or cancel any business that it may transact with Company or any of its affiliated entities;

            (d) Solicit, induce, or otherwise attempt to influence any employee of the Company or any of its affiliated entities, to terminate his or her relationship with the Company or any of its affiliated entities; or

            (e) Make any statement or perform any act intended to advance an interest of an existing or prospective competitor of the Company or any of its affiliated entities in any way that demonstrably injures the reputation, goodwill or any other business interest of Company or any of its affiliated entities.

      For purposes of this Agreement, "SIMILAR BUSINESS TO COMPANY" means any business or other enterprise that is competitive with the current or planned businesses, products, services or operations of the Company or any of its affiliated entities at the time of termination of Executive's employment including, without limitation, handling, processing or transporting municipal biosolids, industrial organic residuals and manure.

      Executive hereby agrees that the limitations set forth above on his rights to compete with Company after his termination of employment are reasonable and necessary for the protection of Company. In this regard, Executive specifically agrees that such limitations as to the period of time, geographic area and types and scopes of restriction on his activities, as specified above, are reasonable and necessary to protect the goodwill and other business interests of Company. However, should the time period, the geographic area or any other non-competition provision set forth herein be deemed invalid or unenforceable in any respect, then Executive acknowledges and agrees that, as set forth in
Section 15 hereof, reformation may be made with respect to such time period, geographic area or other non-competition provision in order to protect Company's reasonable business interests to the maximum permissible extent.

      15. REMEDIES. In the event of any pending, threatened or actual breach of any of the covenants or provisions of Section 11, 12, 13 or 14, it is understood and agreed by Executive that the remedy at law for a breach of any of the covenants or provisions of these Sections may be inadequate, and, therefore, Company shall be entitled to a restraining order or injunctive relief from any court of competent jurisdiction, in addition to any other remedies at law and in equity. In the event that Company seeks to obtain a restraining order or injunctive relief, Executive hereby agrees that Company shall not be required to post any bond in connection therewith. Should a court of competent jurisdiction or an arbitrator (pursuant to Section 25) declare any provision of Section 11,


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                                 Page 16 of 23

12, 13 or 14 to be unenforceable due to an unreasonable restriction of duration or geographical area, or for any other reason, such court or arbitrator is hereby granted the consent of each of Executive and the Company to reform such provision and/or to grant the Company any relief, at law or in equity, reasonably necessary to protect the reasonable business interests of Company or any of its affiliated entities. Executive hereby acknowledges and agrees that all of the covenants and other provisions of Sections 11, 12, 13 and 14 are reasonable and necessary for the protection of the Company's reasonable business interests. Executive hereby agrees that if the Company prevails in any action, suit or proceeding with respect to any matter arising out of or in connection with Section 11, 12, 13 or 14, Company shall be entitled to all equitable and legal remedies, including, but not limited to, injunctive relief and compensatory damages.

      16. DEFENSE OF CLAIMS. Executive agrees that, during the Employment Period and for a period of two (2) years after his Termination Date, upon reasonable request from the Company, he will cooperate with the Company and its affiliated entities in the defense of any claims or actions that may be made by or against the Company or any of its affiliated entities that affect his prior areas of responsibility, except if Executive's reasonable interests are adverse to the Company (or affiliated entity) in such claim or action. To the extent travel is required to comply with the requirements of this Section 16, the Company shall, to the extent possible, provide Executive with notice at least 10 days prior to the date on which such travel would be required. The Company agrees to promptly pay or reimburse Executive upon demand for all of his reasonable travel and other direct expenses incurred, or to be reasonably incurred, to comply with his obligations under this Section 17.

      17.   DETERMINATIONS BY THE BOARD OF DIRECTORS.

            (a) TERMINATION OF EMPLOYMENT. Prior to a Change in Control (as defined in Section 6(b)), any question as to whether and when there has been a termination of Executive's employment, and the cause of such termination, shall be determined by the Board of Directors in its discretion.

            (b)   COMPENSATION. Prior to a Change in Control (as defined in
      Section 6(b)), any question regarding salary, bonus and other compensation payable to Executive pursuant to this Agreement shall be determined by the Board of Directors in its discretion.

      18. WITHHOLDINGS: RIGHT OF OFFSET. Company may withhold and deduct from any benefits and payments made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling, (b) all other normal employee deductions made with respect to Company's employees generally, and (c) any advances made to Executive and owed to Company.

      19. NONALIENATION. The right to receive payments under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance


                                                             Initials:________

                                                             Initials:________
by Executive, his dependents or beneficiaries, or to any other person who is or may become entitled to receive such payments hereunder. The right to receive payments hereunder shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of any person who is or may become entitled to receive such payments, nor may the same be subject to attachment or seizure by any creditor of such person under any circumstances, and any such attempted attachment or seizure shall be void and of no force and effect.

      20. INCOMPETENT OR MINOR PAYEES. Should the Board of Directors determine that any person to whom any payment is payable under this Agreement has been determined to be legally incompetent or is a minor, any payment due hereunder may, notwithstanding any other provision of this Agreement to the contrary, be made in any one or more of the following ways: (a) directly to such minor or person; (b) to the legal guardian or other duly appointed personal representative of the person or estate of such minor or person; or (c) to such adult or adults as have, in the good faith knowledge of the Board of Directors, assumed custody and support of such minor or person; and any payment so made shall constitute full and complete discharge of any liability under this Agreement in respect to the amount paid.

      21. SEVERABILITY. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction or arbitrator (pursuant to Section 24), the parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted here from without affecting any other provision of this Agreement.

      22. TITLE AND HEADINGS; CONSTRUCTION. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. The words "herein", "hereof", "hereunder" and other compounds of the word "here" shall refer to the entire Agreement and not to any particular provision hereof.

      23. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. VENUE SHALL BE LIMITED TO THE STATE AND FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS.

      24.   ARBITRATION.

            (a) ARBITRABLE MATTERS. If any dispute or controversy arises between Executive and the Company as to their respective rights or obligations under this Agreement, then


                                                             Initials:________

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                                 Page 18 of 23
      either party may submit the dispute or controversy to arbitration under the then-current National Employment Dispute Resolution Rules of the American Arbitration Association (AAA) (the "RULES"); provided, however, the Company shall retain its rights to seek a restraining order or injunctive relief pursuant to Section 16. Any arbitration hereunder shall be conducted before a single arbitrator unless the parties mutually agree to a panel of three arbitrators. The site for any arbitration hereunder shall be in Montgomery County or Harris County, Texas, unless otherwise mutually agreed by the parties.

            (b) SUBMISSION TO ARBITRATION. The party submitting any matter to arbitration shall do so in accordance with the Rules. Notice to the other party shall state the question or questions to be submitted for decision or award by arbitration. Notwithstanding any provision in this Section 25, Executive shall be entitled to seek specific performance of the Executive's right to be paid during the pendency of any dispute or controversy arising under this Agreement. In order to prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief for the protection of property rights.

            (c) ARBITRATION PROCEDURES. The arbitrator shall set the date, time and place for each hearing, and shall give the parties advance written notice in accordance with the Rules. Any party may be represented by counsel or other authorized representative at any hearing. The arbitration shall be governed by the Federal Arbitration Act, 9
      U.S.C. Sections 1 et. seq. (or its successor). The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Texas to the claims asserted to the extent that the arbitrator determines that federal law is not controlling.

            (d)   COMPLIANCE WITH AWARD.

                  (1) Any award of an arbitrator shall be final and binding upon the parties to such arbitration, and each party shall immediately make such changes in its conduct or provide such monetary payment or other relief as such award requires. The parties agree that the award of the arbitrator shall be final and binding and shall be subject only to the judicial review permitted by the Federal Arbitration Act.

                  (2) The parties hereto agree that the arbitration award may be entered with any court having jurisdiction and the award may then be enforced as between the parties, without further evidentiary proceedings, the same as if entered by the court at the conclusion of a judicial proceeding in which no appeal was taken. The Company and the Executive hereby agree that a judgment upon any award rendered by an arbitrator may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


                                                             Initials:________

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                                 Page 19 of 23

            (e) COSTS AND EXPENSES. Each party shall pay any monetary amount required by the arbitrator's award, and the fees, costs and expenses for its own counsel, witnesses and exhibits, unless otherwise determined by the arbitrator in the award. The compensation and costs and expenses assessed by the arbitrator and AAA shall be paid by the losing party unless otherwise determined by the arbitrator in the award. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorney's fees which are reasonably incurred by the other party as determined by the arbitrator.

      25. BINDING EFFECT: THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, executors, personal representatives, successors and permitted assigns hereunder, but otherwise this Agreement shall not be for the benefit of any third parties.

      26. ENTIRE AGREEMENT AND AMENDMENT. This Agreement contains the entire agreement of the parties with respect to Executive's employment and the other matters covered herein; moreover, this Agreement supersedes all prior and contemporaneous agreements and understandings, oral or written, including the Prior Employment Contract, between the parties hereto concerning the subject matter hereof. This Agreement may be amended, waived or terminated only by a written instrument executed by both parties hereto.

      27. SURVIVAL OF CERTAIN PROVISIONS. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of said parties, including, but not limited to, the rights and obligations set forth in Sections 6 through 18 and 25 hereof, shall survive any termination or expiration of this Agreement.

      28. WAIVER OF BREACH. No waiver by either party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time while such breach continues.

      29. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Company and its affiliated entities, and its and their successors, and upon any person or entity acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the assets and business of Company. Any reference herein to "Company" shall mean the Company as first written above, as well as any successor or successors thereto.

      This Agreement is personal to Executive, and Executive may not assign, delegate or otherwise transfer all or any of his rights, duties or obligations hereunder without the consent of the


                                                             Initials:________

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                                 Page 20 of 23

Board of Directors. Any attempt by the Executive to assign, delegate or otherwise transfer this Agreement, any portion hereof, or his rights, duties or obligations hereunder without the prior written consent of the Board of Directors shall be deemed void and of no force and effect. Subject to the preceding provisions of this paragraph, this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and assigns.

      30. NOTICES. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person or sent by facsimile transmission, (b) on the first business day after it is sent by air express overnight courier service, or (c) on the third business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed, to the following address, as applicable:

            (1)   If to Company, addressed to:

                  Synagro Technologies, Inc.
                  1800 Bering, Suite 1000
                  Houston, Texas 77057
                  Attention: CEO

            (2) If to Executive, addressed to the address set forth below his name on the execution page hereof;

or to such other address as either party may have furnished to the other party in writing in accordance with this Section 31.

      31. COUNTERPARTS. This Agreement may be executed in any number of counterparts,each of which when so executed and delivered shall be an original,but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

      32. EXECUTIVE ACKNOWLEDGMENT/NO STRICT CONSTRUCTION. The Executive represents to Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read the Agreement and that he understands its terms and conditions. The parties hereto agree that the language used in this Agreement shall be deemed to be the language chosen by them to express their mutual intent, and no rule of strict construction shall be applied against either party hereto. Executive also represents that he is free to enter into this Agreement including, without limitation, that he is not subject to any other contract of employment or covenant not to compete that would conflict in any way with his duties under this Agreement. Executive acknowledges that he has had the opportunity to consult with counsel of his choice,


                                                             Initials:________

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                                 Page 21 of 23
independent of Employer's counsel, regarding the terms and conditions of this Agreement and has done so to the extent that he, in his unfettered discretion, deemed to be appropriate.

      33. SUPERSEDING AGREEMENT. This Employment Agreement shall supersede any prior employment agreement entered into between the Company, or any of its subsidiaries and Executive.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand, and Company has caused these presents to be executed in its name and on its behalf, to be effective as of the Effective Date first above written.



WITNESS:                               EXECUTIVE:




Signature:                               Signature:
          ---------------------------              -----------------------------

Printed Name:                            Printed Name:  RANDALL S. TUTTLE
             ------------------------                 --------------------------

Date:                                    Date:
     --------------------------------         ----------------------------------

                                       Address for Notices:




                                          1100 Bering Dr.
                                          Unit #327
                                          Houston, TX 77042



                                                             Initials:________

                                                             Initials:________

ATTEST:                                  SYNAGRO TECHNOLOGIES, INC.:



By:                                      By:
   ----------------------------------       ------------------------------------

Title:                                   Its:  CHAIRMAN & CEO
      -------------------------------        -----------------------------------

Printed Name:                            Printed Name: ROSS M. PATTEN
             ------------------------                 --------------------------

Date:                                    Date:
     --------------------------------         ----------------------------------



                                                             Initials:________

                                                             Initials:________


                                 Page 23 of 23